SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11750	74-1668471
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida	33765
(Address of principal executive offices)	(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On August 1, 2003, Aerosonic Corporation issued a press release announcing the election to its Board of Directors of Robert J. McGill, President of L-3 Communications-Display Systems. A copy of Aerosonic’s August 1, 2003 press release, revised to reflect a correction announced in a subsequent press release promptly issued on the same date, is being filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release, dated August 1, 2003, of Aerosonic Corporation (as revised to reflect a correction announced in a subsequent press release promptly issued on the same date)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: August 29, 2003	By:	/s/ DAVID A. BALDINI

David A. Baldini President & Chief Executive Officer